Exhibit 99.1

Contact:            Wallace R. Cooney                                                                                       For Immediate Release
(703) 345-6470                                                                                           November 1, 2017

GRAHAM HOLDINGS COMPANY REPORTS
THIRD QUARTER EARNINGS
ARLINGTON, VA – Graham Holdings Company (NYSE: GHC) today reported income attributable to common shares of $24.8 million ($4.42 per share) for the third quarter of 2017, compared to $33.1 million ($5.87 per share) for the third quarter of 2016.
The results for the third quarter of 2017 and 2016 were affected by a number of items as described in the following paragraphs. Excluding these items, income attributable to common shares was $23.9 million ($4.26 per share) for the third quarter of 2017, compared to $36.9 million ($6.53 per share) for the third quarter of 2016. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s net income for the third quarter of 2017:

•	$1.4 million in non-operating foreign currency gains (after-tax impact of $0.9 million, or $0.16 per share).
Items included in the Company’s net income for the third quarter of 2016:

•	a $15.0 million non-operating expense from the write-down of a cost method investment (after-tax impact of $9.6 million, or $1.70 per share);

•	$3.8 million in non-operating foreign currency losses (after-tax impact of $2.4 million, or $0.43 per share); and

•	a net nonrecurring $8.3 million deferred tax benefit related to Kaplan's international operations ($1.47 per share).
Revenue for the third quarter of 2017 was $657.2 million, up 6% from $621.6 million in the third quarter of 2016. Revenues increased in other businesses, offset by a decline at the education and television broadcasting divisions. The Company reported operating income of $44.6 million for the third quarter of 2017, compared to $68.0 million for the third quarter of 2016. The operating income decline is driven by lower earnings at the television broadcasting and education divisions, offset by an increase in other businesses.
On April 27, 2017, certain Kaplan subsidiaries entered into a Contribution and Transfer Agreement (Transfer Agreement) to contribute Kaplan University (KU), its institutional assets and operations to a new, nonprofit, public-benefit corporation (New University) affiliated with Purdue University (Purdue) in exchange for a Transition and Operations Support Agreement (TOSA) to provide key non-academic operations support to New University for an initial term of 30 years with a buy-out option after six years. The transfer does not include any of the assets of Kaplan University School of Professional and Continuing Education (KU-PACE), which provides professional training and exam preparation for professional certifications and licensures, nor does it include the transfer of other Kaplan businesses such as Kaplan Test Preparation and Kaplan International.
Consummation of the transactions contemplated by the Transfer Agreement is subject to various closing conditions, including, among others, regulatory approvals from the U.S. Department of Education (ED), the Indiana Commission for Higher Education (ICHE) and Higher Learning Commissions (HLC), which is the regional accreditor of both Purdue and KU, and certain other state educational agencies and accreditors of programs. In the third quarter of 2017, ICHE granted its approval and the ED provided preliminary approval based on its review of a pre-acquisition application, subject to certain conditions. Kaplan is unable to predict with certainty when and if HLC approval will be obtained; however, such approval is not expected to be received until the first quarter of 2018. If the transaction is not consummated by April 30, 2018, either party may terminate the Transfer Agreement.
For the first nine months of 2017, the Company reported income attributable to common shares of $87.9 million ($15.64 per share), compared to $131.7 million ($23.21 per share) for the first nine months of 2016. The results for the first nine months of 2017 and 2016 were affected by a number of items as described in the following paragraphs. Excluding these items, income attributable to common shares was $83.6 million ($14.87 per share) for the first nine months of 2017, compared to $110.1 million ($19.41 per share) for the first nine months of 2016. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)

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Items included in the Company’s net income for the first nine months of 2017:

•	a $9.2 million goodwill and other long-lived asset impairment charge in other businesses (after-tax impact of $5.8 million, or $1.03 per share);

•	$6.6 million in non-operating foreign currency gains (after-tax impact of $4.2 million, or $0.74 per share); and

•	$5.9 million in income tax benefits related to stock compensation ($1.06 per share).
Items included in the Company’s net income for the first nine months of 2016:

•	a $40.3 million non-operating gain from the sales of land and marketable equity securities (after-tax impact of $25.0 million, or $4.42 per share);

•	a $22.2 million non-operating gain arising from the sale of a business and the formation of a joint venture (after-tax impact of $13.6 million, or $2.37 per share);

•	a $15.0 million non-operating expense from the write-down of a cost method investment (after-tax impact of $9.6 million, or $1.70 per share);

•	$33.3 million in non-operating foreign currency losses (after-tax impact of $21.3 million, or $3.76 per share);

•	a net nonrecurring $8.3 million deferred tax benefit related to Kaplan's international operations ($1.47 per share); and

•	a favorable $5.6 million out of period deferred tax adjustment related to the KHE goodwill impairment recorded in the third quarter of 2015 ($1.00 per share).
Revenue for the first nine months of 2017 was $1,916.0 million, up 3% from $1,852.3 million in the first nine months of 2016. Revenues increased in other businesses, offset by a decline at the education and television broadcasting divisions. The Company reported operating income of $142.0 million for the first nine months of 2017, compared to $194.0 million for first nine months of 2016. Operating results declined at the education and television broadcasting divisions and in other businesses.
Division Results
Education
Education division revenue totaled $376.8 million for the third quarter of 2017, down 3% from $386.9 million for the same period of 2016. Kaplan reported operating income of $13.4 million for the third quarter of 2017, compared to $16.3 million for the third quarter of 2016.
For the first nine months of 2017, education division revenue totaled $1,136.2 million, down 6% from $1,207.2 million for the same period of 2016. Kaplan reported operating income of $55.3 million for the first nine months of 2017, compared to $63.7 million for the first nine months of 2016.
In recent years, Kaplan has formulated and implemented restructuring plans at its various businesses that have resulted in restructuring costs, with the objective of establishing lower cost levels in future periods. Across all businesses, restructuring costs totaled $2.7 million and $4.9 million for the first nine months of 2017 and 2016, respectively. Additional restructuring costs are expected to be incurred in the fourth quarter of 2017.

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A summary of Kaplan’s operating results is as follows:

	Three Months Ended			Nine Months Ended
	September 30			September 30
(in thousands)	2017	2016	% Change	2017	2016	% Change
Revenue
Higher education	$133,459	$148,602	(10)	$416,973	$472,131	(12)
Test preparation	72,680	78,291	(7)	212,978	224,102	(5)
Kaplan international	171,259	160,456	7	507,568	512,068	(1)
Kaplan corporate and other	49	47	4	120	190	(37)
Intersegment elimination	(642)	(460)	—	(1,438)	(1,266)	—
	$376,805	$386,936	(3)	$1,136,201	$1,207,225	(6)
Operating Income (Loss)
Higher education	$8,809	$11,494	(23)	$39,124	$50,037	(22)
Test preparation	7,330	8,588	(15)	10,207	13,314	(23)
Kaplan international	5,348	1,561	—	29,009	22,937	26
Kaplan corporate and other	(6,682)	(3,537)	(89)	(19,159)	(17,368)	(10)
Amortization of intangible assets	(1,355)	(1,773)	24	(3,798)	(5,158)	26
Intersegment elimination	(59)	—	—	(36)	(49)	—
	$13,391	$16,333	(18)	$55,347	$63,713	(13)
KHE includes Kaplan’s domestic postsecondary education businesses, made up of fixed-facility colleges and online postsecondary and career programs. KHE also includes the domestic professional and other continuing education businesses.
In the third quarter and first nine months of 2017, KHE revenue was down 10% and 12%, respectively, due to declines in average enrollments at Kaplan University. KHE operating results declined in the first nine months of 2017 due primarily to lower enrollment at Kaplan University.
New higher education student enrollments at Kaplan University declined 8% in the third quarter of 2017 and 4% for the first nine months of 2017; total students at Kaplan University were 30,461 at September 30, 2017, down 12% from September 30, 2016.
Kaplan University enrollments at September 30, 2017 and 2016, by degree and certificate programs, are as follows:

	As of September 30
	2017	2016
Certificate	10.0%	7.7%
Associate’s	16.8%	19.5%
Bachelor’s	50.1%	51.0%
Master’s	23.1%	21.8%
	100.0%	100.0%
Kaplan Test Preparation (KTP) includes Kaplan’s standardized test preparation programs. KTP revenue declined 7% and 5% for the third quarter and first nine months of 2017, respectively. Enrollments, excluding the new economy skills training offerings, were flat for both the third quarter and the first nine months of 2017; however, unit prices were generally lower. In comparison to 2016, KTP operating results were down 15% and 23% in the third quarter and first nine months of 2017, respectively, due to lower revenues and increased losses from the new economy skills training programs. Operating losses for the new economy skills training programs were $11.2 million and $9.8 million for the first nine months of 2017 and 2016, respectively, including $1.3 million in restructuring costs in the third quarter of 2017. In July 2017, Kaplan announced that Dev Bootcamp, which makes up the majority of KTP’s new economy skills training programs, will be closing operations by the end of 2017.
Kaplan International includes English-language programs, and postsecondary education and professional training businesses largely outside the United States. Kaplan International revenue increased 7% for the third quarter and decreased 1% for the first nine months of 2017, respectively. On a constant currency basis, revenue increased 6% for the third quarter and 3% for the first nine months of 2017, respectively, primarily due to growth in Pathways enrollments and favorable timing of class starts in the third quarter of 2017. Operating income increased 26% in the first nine months of 2017, due largely to improved Pathways results, partially offset by a decline in Singapore. Restructuring costs at Kaplan International totaled $0.9 million and $3.2 million for the first nine months of 2017 and 2016, respectively.
Kaplan corporate and other represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities.

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Television Broadcasting
On January 17, 2017, the Company closed on its agreement with Nexstar Broadcasting Group, Inc. and Media General, Inc. to acquire WCWJ, a CW affiliate television station in Jacksonville, FL and WSLS, an NBC affiliate television station in Roanoke, VA for $60 million in cash and the assumption of certain pension obligations. The Company continues to operate both stations under their current network affiliations.
In the third quarter of 2017, the Company's televisions stations in Texas and Florida ran extensive news programming coverage of hurricanes Harvey and Irma; this adversely impacted revenues by an estimated $2.1 million and resulted in $0.6 million in additional expenses during the third quarter of 2017.
Revenue at the television broadcasting division decreased 10% to $101.3 million in the third quarter of 2017, from $112.4 million in the same period of 2016. Excluding revenue from the two newly acquired stations, revenue declined 15% due to $13.1 million in third quarter 2016 incremental summer Olympics-related advertising revenue at the Company's NBC affiliates, an $8.1 million decrease in political advertising revenue, lower network revenue and the adverse impact of the hurricanes, offset by $6.0 million in higher retransmission revenues. As previously disclosed, the Company’s NBC affiliates in Houston and Detroit are operating under a new contract with NBC effective January 1, 2017 that has resulted in a significant increase in network fees in 2017, compared to 2016. Operating income for the third quarter of 2017 decreased 44% to $32.9 million, from $59.2 million in the same period of 2016 due to lower revenues and the significantly higher network fees.
Revenue at the television broadcasting division decreased 1% to $298.9 million in the first nine months of 2017, from $300.9 million in the same period of 2016. Excluding revenue from the two newly acquired stations, revenue declined 7% due to $13.1 million in third quarter 2016 incremental summer Olympic-related advertising revenue at the Company's NBC affiliates, a $13.4 million decrease in political advertising revenue, lower network revenue and the adverse impact of the hurricanes, offset by $14.7 million in higher retransmission revenues. Operating income for the first nine months of 2017 decreased 32% to $98.2 million from $144.6 million in the same period of 2016, due to lower revenues and the significantly higher network fees.
Other Businesses
Manufacturing includes four businesses: Dekko, a manufacturer of electrical workspace solutions, architectural lighting and electrical components and assemblies; Joyce/Dayton Corp., a manufacturer of screw jacks and other linear motion systems; Forney, a global supplier of products and systems that control and monitor combustion processes in electric utility and industrial applications; and Hoover Treated Wood Products, Inc., a supplier of pressure impregnated kiln-dried lumber and plywood products for fire retardant and preservative applications that the Company acquired in April 2017. In September 2016, Dekko acquired Electri-Cable Assemblies (ECA), a manufacturer of power, data and electrical solutions for the office furniture industry.
In the second quarter of 2017, the Company recorded a $9.2 million goodwill and other long-lived asset impairment charge at Forney, due to lower than expected revenues resulting from sluggish overall demand for its energy products. Excluding this impairment charge, manufacturing revenues and operating income increased in the first nine months of 2017 due to the Hoover acquisition and growth and improved results at Dekko, including the ECA acquisition, offset by a decline in results at Forney, which included $1.2 million in expense related to a separation incentive program implemented in the third quarter of 2017 that will be mostly funded from the assets of the Company's pension plan.
The Graham Healthcare Group (GHG) provides home health and hospice services in three states. In June 2016, the Company acquired the outstanding 20% redeemable noncontrolling interest in Residential Healthcare (Residential). Also in June 2016, Celtic Healthcare (Celtic) and Residential combined their business operations and the Company now owns 90% of the combined entity. The company incurred approximately $2.0 million in expense in conjunction with these transactions in the second quarter of 2016. At the end of June 2017, GHG acquired Hometown Home Health and Hospice, a Lapeer, MI-based healthcare services provider. Healthcare revenues increased 5% in the first nine months of 2017, while operating results were down, due largely to increased bad debt expense and higher information systems and other integration costs.
In June 2016, Residential and a Michigan hospital formed a joint venture to provide home health services to West Michigan patients. Residential manages the operations of the joint venture and holds a 40% interest. The pro rata operating results of the joint venture are included in the Company’s equity in earnings of affiliates. In connection with this June 2016 transaction, the Company recorded a pre-tax gain of $3.2 million in the second quarter of 2016 that is included in other non-operating income.
SocialCode is a provider of marketing solutions on social, mobile and video platforms. SocialCode revenue declined 4% in the third quarter of 2017 due to lower digital advertising spend from its clients in the retail and consumer packaged goods sectors. SocialCode revenue increased 8% for the first nine months of 2017, due to growth in

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digital advertising service revenues. SocialCode reported operating losses of $6.2 million and $8.2 million in the third quarter and first nine months of 2017, compared to operating losses of $10.8 million and $15.3 million in the third quarter and first nine months of 2016. SocialCode's operating results included incentive accruals of $5.1 million and $1.2 million related to SocialCode’s phantom equity plans in the third quarter and first nine months of 2017, respectively; whereas 2016 results included incentive accruals of $11.3 million and $12.0 million related to phantom equity plans for the relevant periods.
Other businesses also include Slate and Foreign Policy, which publish online and print magazines and websites; and two investment stage businesses, Panoply and CyberVista. Losses from each of these businesses in the first nine months of 2017 adversely affected operating results.
Corporate Office
Corporate office includes the expenses of the Company’s corporate office, the pension credit for the Company’s traditional defined benefit plan and certain continuing obligations related to prior business dispositions. The total pension credit for the Company’s traditional defined benefit plan was $54.6 million and $48.1 million in the first nine months of 2017 and 2016, respectively.
Without the pension credit, corporate office expenses declined slightly in the first nine months of 2017.
Equity in Earnings (Losses) of Affiliates
At September 30, 2017, the Company held interests in a number of home health and hospice joint ventures, and interests in several other affiliates. In September 2017, the Company acquired approximately 10% of Intersection Holdings, LLC, which provides digital marketing and advertising services and products for cities, transit systems, airports, and other public and private spaces. The Company recorded equity in losses of affiliates of $0.5 million for the third quarter of 2017, compared to $1.0 million for the third quarter of 2016. The Company recorded equity in earnings of affiliates of $1.4 million for the first nine months of 2017, compared to equity in losses of affiliates of $0.9 million for the first nine months of 2016.
Other Non-Operating Income (Expense)
The Company recorded total other non-operating income, net, of $2.0 million for the third quarter of 2017, compared to other non-operating expense, net, of $18.2 million for the third quarter of 2016. The 2017 amounts included $1.4 million in foreign currency gains and other items. The 2016 amounts included a $15.0 million write-down of a cost method investment and $3.8 million in foreign currency losses, partially offset by other items.
The Company recorded total other non-operating income, net, of $6.9 million for the first nine months of 2017, compared to $15.9 million for the first nine months of 2016. The 2017 amounts included $6.6 million in foreign currency gains and other items. The 2016 amounts included a $34.1 million gain on the sale of land; an $18.9 million gain on the sale of a business; a $6.3 million gain on the sale of marketable equity securities; a $3.2 million gain on the Residential joint venture transaction and other items, partially offset by $33.3 million in foreign currency losses and $15.2 million in cost method investment write-downs.
Net Interest Expense and Related Balances
The Company incurred net interest expense of $7.8 million and $22.4 million for the third quarter and first nine months of 2017, compared to $7.9 million and $22.5 million for the third quarter and first nine months of 2016. At September 30, 2017, the Company had $493.0 million in borrowings outstanding at an average interest rate of 6.3% and cash, marketable equity securities and other investments of $936.0 million.
Provision for Income Taxes
The Company’s effective tax rate for the first nine months of 2017 was 31.3%, compared to 28.9% for the first nine months of 2016. The low effective tax rate in the first nine months of 2017 is due to a $5.9 million income tax benefit related to the vesting of restricted stock awards. In the first quarter of 2017, the Company adopted a new accounting standard that requires all excess income tax benefits and deficiencies from stock compensation to be recorded as discrete items in the provision for income taxes. Excluding this $5.9 million benefit, the overall income tax rate for the first nine months of 2017 was 35.9%.
In the third quarter of 2016, a net nonrecurring $8.3 million deferred tax benefit related to Kaplan's international operations was recorded. In the second quarter of 2016, the Company benefited from a favorable $5.6 million out of period deferred tax adjustment related to the KHE goodwill impairment recorded in the third quarter of 2015. Excluding these adjustments, the Company’s effective tax rate for the first nine months of 2016 was 36.4%.

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Earnings Per Share
The calculation of diluted earnings per share for the third quarter and first nine months of 2017 was based on 5,554,458 and 5,566,874 weighted average shares outstanding, compared to 5,573,982 and 5,599,898 for the third quarter and first nine months of 2016. At September 30, 2017, there were 5,531,816 shares outstanding. On May 14, 2015, the Board of Directors authorized the Company to acquire up to 500,000 shares of its Class B common stock; the Company has remaining authorization for 163,237 shares as of September 30, 2017.
Forward-Looking Statements
This press release contains certain forward-looking statements that are based largely on the Company’s current expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results and achievements to differ materially from those expressed in the forward-looking statements. For more information about these forward-looking statements and related risks, please refer to the section titled “Forward-Looking Statements” in Part I of the Company’s Annual Report on Form 10-K.

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	September 30%
(in thousands, except per share amounts)	2017	2016	Change
Operating revenues	$657,225	$621,638	6
Operating expenses	585,417	530,888	10
Depreciation of property, plant and equipment	16,002	16,097	(1)
Amortization of intangible assets	10,923	6,620	65
Impairment of goodwill and other long-lived assets	312	—	—
Operating income	44,571	68,033	(34)
Equity in losses of affiliates, net	(532)	(1,008)	(47)
Interest income	861	740	16
Interest expense	(8,619)	(8,614)	—
Other income (expense), net	1,963	(18,225)	—
Income before income taxes	38,244	40,926	(7)
Provision for income taxes	13,400	7,800	72
Net income	24,844	33,126	(25)
Net income attributable to noncontrolling interests	(60)	—	—
Net Income Attributable to Graham Holdings Company Common Stockholders	$24,784	$33,126	(25)
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$4.45	$5.90	(25)
Basic average number of common shares outstanding	5,518	5,544
Diluted net income per common share	$4.42	$5.87	(25)
Diluted average number of common shares outstanding	5,554	5,574

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended
	September 30%
(in thousands, except per share amounts)	2017	2016	Change
Operating revenues	$1,916,029	$1,852,311	3
Operating expenses	1,689,692	1,590,203	6
Depreciation of property, plant and equipment	46,525	48,903	(5)
Amortization of intangible assets	28,290	19,160	48
Impairment of goodwill and other long-lived assets	9,536	—	—
Operating income	141,986	194,045	(27)
Equity in earnings (losses) of affiliates, net	1,448	(895)	—
Interest income	3,397	2,052	66
Interest expense	(25,783)	(24,533)	5
Other income, net	6,881	15,871	(57)
Income before income taxes	127,929	186,540	(31)
Provision for income taxes	40,000	54,000	(26)
Net income	87,929	132,540	(34)
Net income attributable to noncontrolling interests	(63)	(868)	(93)
Net Income Attributable to Graham Holdings Company Common Stockholders	$87,866	$131,672	(33)
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$15.74	$23.33	(33)
Basic average number of common shares outstanding	5,530	5,570
Diluted net income per common share	$15.64	$23.21	(33)
Diluted average number of common shares outstanding	5,567	5,600

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GRAHAM HOLDINGS COMPANY
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30%			September 30%
(in thousands)	2017	2016	Change	2017	2016	Change
Operating Revenues
Education	$376,805	$386,936	(3)	$1,136,201	$1,207,225	(6)
Television broadcasting	101,295	112,389	(10)	298,893	300,927	(1)
Other businesses	179,125	122,313	46	480,935	344,298	40
Corporate office	—	—	—	—	—	—
Intersegment elimination	—	—	—	—	(139)	—
	$657,225	$621,638	6	$1,916,029	$1,852,311	3
Operating Expenses
Education	$363,414	$370,603	(2)	$1,080,854	$1,143,512	(5)
Television broadcasting	68,347	53,230	28	200,712	156,333	28
Other businesses	186,158	133,114	40	507,450	365,891	39
Corporate office	(5,265)	(3,342)	58	(14,973)	(7,331)	—
Intersegment elimination	—	—	—	—	(139)	—
	$612,654	$553,605	11	$1,774,043	$1,658,266	7
Operating Income (Loss)
Education	$13,391	$16,333	(18)	$55,347	$63,713	(13)
Television broadcasting	32,948	59,159	(44)	98,181	144,594	(32)
Other businesses	(7,033)	(10,801)	35	(26,515)	(21,593)	(23)
Corporate office	5,265	3,342	58	14,973	7,331	—
	$44,571	$68,033	(34)	$141,986	$194,045	(27)
Depreciation
Education	$8,085	$9,977	(19)	$24,994	$31,322	(20)
Television broadcasting	3,118	2,540	23	8,703	7,367	18
Other businesses	4,520	3,289	37	11,968	9,389	27
Corporate office	279	291	(4)	860	825	4
	$16,002	$16,097	(1)	$46,525	$48,903	(5)
Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets
Education	$1,355	$1,773	(24)	$3,798	$5,158	(26)
Television broadcasting	1,071	63	—	2,943	189	—
Other businesses	8,809	4,784	84	31,085	13,813	—
Corporate office	—	—	—	—	—	—
	$11,235	$6,620	70	$37,826	$19,160	97
Pension Expense (Credit)
Education	$2,430	$2,838	(14)	$7,289	$8,965	(19)
Television broadcasting	485	428	13	1,457	1,285	13
Other businesses	1,375	279	—	2,273	839	—
Corporate office	(18,122)	(15,934)	14	(54,368)	(47,803)	14
	$(13,832)	$(12,389)	12	$(43,349)	$(36,714)	18

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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30%			September 30%
(in thousands)	2017	2016	Change	2017	2016	Change
Operating Revenues
Higher education	$133,459	$148,602	(10)	$416,973	$472,131	(12)
Test preparation	72,680	78,291	(7)	212,978	224,102	(5)
Kaplan international	171,259	160,456	7	507,568	512,068	(1)
Kaplan corporate and other	49	47	4	120	190	(37)
Intersegment elimination	(642)	(460)	—	(1,438)	(1,266)	—
	$376,805	$386,936	(3)	$1,136,201	$1,207,225	(6)
Operating Expenses
Higher education	$124,650	$137,108	(9)	$377,849	$422,094	(10)
Test preparation	65,350	69,703	(6)	202,771	210,788	(4)
Kaplan international	165,911	158,895	4	478,559	489,131	(2)
Kaplan corporate and other	6,731	3,584	88	19,279	17,558	10
Amortization of intangible assets	1,355	1,773	(24)	3,798	5,158	(26)
Intersegment elimination	(583)	(460)	—	(1,402)	(1,217)	—
	$363,414	$370,603	(2)	$1,080,854	$1,143,512	(5)
Operating Income (Loss)
Higher education	$8,809	$11,494	(23)	$39,124	$50,037	(22)
Test preparation	7,330	8,588	(15)	10,207	13,314	(23)
Kaplan international	5,348	1,561	—	29,009	22,937	26
Kaplan corporate and other	(6,682)	(3,537)	(89)	(19,159)	(17,368)	(10)
Amortization of intangible assets	(1,355)	(1,773)	24	(3,798)	(5,158)	26
Intersegment elimination	(59)	—	—	(36)	(49)	—
	$13,391	$16,333	(18)	$55,347	$63,713	(13)
Depreciation
Higher education	$2,768	$4,157	(33)	$9,448	$12,325	(23)
Test preparation	1,407	1,441	(2)	4,080	4,837	(16)
Kaplan international	3,780	4,360	(13)	11,071	13,739	(19)
Kaplan corporate and other	130	19	—	395	421	(6)
	$8,085	$9,977	(19)	$24,994	$31,322	(20)
Pension Expense
Higher education	$548	$1,905	(71)	$4,636	$5,715	(19)
Test preparation	244	768	(68)	2,066	2,304	(10)
Kaplan international	24	67	(64)	198	201	(1)
Kaplan corporate and other	1,614	98	—	389	745	(48)
	$2,430	$2,838	(14)	$7,289	$8,965	(19)

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GRAHAM HOLDINGS COMPANY
OTHER BUSINESSES INFORMATION
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30%			September 30%
(in thousands)	2017	2016	Change	2017	2016	Change
Operating Revenues
Manufacturing	$115,594	$62,207	86	$298,164	$176,908	69
Healthcare	40,473	37,690	7	115,592	110,068	5
SocialCode	14,497	15,180	(4)	41,926	38,961	8
Other	8,561	7,236	18	25,253	18,361	38
	$179,125	$122,313	46	$480,935	$344,298	40
Operating Expenses
Manufacturing	$109,813	$58,430	88	$292,893	$169,145	73
Healthcare	39,553	36,383	9	115,214	107,288	7
SocialCode	20,745	26,017	(20)	50,078	54,223	(8)
Other	16,047	12,284	31	49,265	35,235	40
	$186,158	$133,114	40	$507,450	$365,891	39
Operating Income (Loss)
Manufacturing	$5,781	$3,777	53	$5,271	$7,763	(32)
Healthcare	920	1,307	(30)	378	2,780	(86)
SocialCode	(6,248)	(10,837)	42	(8,152)	(15,262)	47
Other	(7,486)	(5,048)	(48)	(24,012)	(16,874)	(42)
	$(7,033)	$(10,801)	35	$(26,515)	$(21,593)	(23)
Depreciation
Manufacturing	$2,717	$1,809	50	$6,629	$5,588	19
Healthcare	1,166	686	70	3,429	2,090	64
SocialCode	256	241	6	753	683	10
Other	381	553	(31)	1,157	1,028	13
	$4,520	$3,289	37	$11,968	$9,389	27
Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets
Manufacturing	$6,306	$3,089	—	$25,117	$8,722	—
Healthcare	2,420	1,674	45	5,718	5,028	14
SocialCode	83	—	—	250	—	—
Other	—	21	—	—	63	—
	$8,809	$4,784	84	$31,085	$13,813	—
Pension Expense
Manufacturing	$947	$24	—	$994	$62	—
Healthcare	166	—	—	498	—	—
SocialCode	149	135	10	445	406	10
Other	113	120	(6)	336	371	(9)
	$1,375	$279	—	$2,273	$839	—

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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding net income, excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

▪	the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;

▪	the ability to identify trends in the Company’s underlying business; and

▪	a better understanding of how management plans and measures the Company’s underlying business.
Net income, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The following table reconciles the non-GAAP financial measures to the most directly comparable GAAP measures:

	Three Months Ended September 30
	2017			2016
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$38,244	$13,400	$24,844	$40,926	$7,800	$33,126
Attributable to noncontrolling interests			(60)			—
Attributable to Graham Holdings Company Stockholders			24,784			33,126
Adjustments:
Foreign currency (gain) loss	(1,414)	(523)	(891)	3,796	1,366	2,430
Write-down of a cost method investment	—	—	—	15,000	5,400	9,600
Nonrecurring deferred tax benefit	—	—	—	—	8,286	(8,286)
Net Income, adjusted (non-GAAP)			$23,893			$36,870

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$4.42			$5.87
Adjustments:
Foreign currency (gain) loss			(0.16)			0.43
Write-down of a cost method investment			—			1.70
Nonrecurring deferred tax benefit			—			(1.47)
Diluted income per common share, adjusted (non-GAAP)			$4.26			$6.53

The adjusted diluted per share amounts may not compute due to rounding.

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	Nine Months Ended September 30
	2017			2016
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$127,929	$40,000	$87,929	$186,540	$54,000	$132,540
Attributable to noncontrolling interests			(63)			(868)
Attributable to Graham Holdings Company Stockholders			$87,866			$131,672
Adjustments:
Goodwill and other long-lived asset impairment charge	9,224	3,413	5,811	—	—	—
Foreign currency (gain) loss	(6,608)	(2,445)	(4,163)	33,324	11,997	21,327
Gain from the sales of land and marketable equity securities	—	—	—	(40,328)	(15,324)	(25,004)
Gain from the sale of a business and formation of a joint venture	—	—	—	(22,163)	(8,582)	(13,581)
Write-down of a cost method investment	—	—	—	15,000	5,400	9,600
Tax benefit related to stock compensation	—	5,933	(5,933)	—	—	—
Nonrecurring deferred tax benefit	—	—	—	—	8,286	(8,286)
Favorable out of period deferred tax adjustment	—	—	—	—	5,631	(5,631)
Net Income, adjusted (non-GAAP)			$83,581			$110,097

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$15.64			$23.21
Adjustments:
Goodwill and other long-lived asset impairment charge			1.03			—
Foreign currency (gain) loss			(0.74)			3.76
Gain from the sales of land and marketable equity securities			—			(4.42)
Gain from the sale of a business and formation of a joint venture			—			(2.37)
Write-down of a cost method investment			—			1.70
Tax benefit related to stock compensation			(1.06)			—
Nonrecurring deferred tax benefit			—			(1.47)
Favorable out of period deferred tax adjustment			—			(1.00)
Diluted income per common share, adjusted (non-GAAP)			$14.87			$19.41

The adjusted diluted per share amounts may not compute due to rounding.

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